Exhibit 10.7

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July 26, 2010, by and among Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), and Blue Ridge Consulting, LLC (“Subscriber”).

WHEREAS, the Company owes $75,000 to Subscriber in respect of consulting services provided by Subscriber to Company (“Consulting Fees”).

WHEREAS, Company has agreed to sell to Subscriber, and Subscriber has agreed to purchase from Company, the Purchased Stock (as defined below), on the terms and subject to the conditions of this Agreement, in satisfaction of $60,000 of the Consulting Fees.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.        (a)         Subscription.    In accordance with the terms and conditions of this Agreement, the Subscriber subscribes for and agrees to purchase 109,090 shares of the Company’s common stock (the “Purchased Stock”) for $60,000 (“Subscription Price”). The Subscription Price shall be paid by reducing, on a dollar-for-dollar basis, the amount of the Consulting Fees by the Subscription Price. The Company and Subscriber acknowledge and agree that the number of shares of Purchased Stock was determined by dividing (x) the Subscription Price by (y) $0.55, which represents the consolidated closing bid price of a share of the Company’s common stock on the date immediately preceding the date of this Agreement.

(b)        Stock Certificates.    The Company shall deliver to Subscriber a stock certificate issued in the name of the Subscriber evidencing the Subscriber’s ownership of the Purchased Stock within seven (7) days following the parties’ execution of this Agreement.

2.        Subscriber’s Representations and Warranties.    The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)        Information on Company.    The Subscriber has had access at the EDGAR Website of the Securities and Exchange Commission to the Company’s Annual Report on Form 10-K for the year ended April 30, 2010, and all periodic and current reports filed with the Commission thereafter (hereinafter referred to as the “Reports”). The Subscriber is familiar with and has had the opportunity to review information regarding the Company, its business, operations, and its financial condition, and considered all factors Subscriber deems material in deciding on the advisability of investing in the Purchased Stock. Any questions raised by the Subscriber or its representatives concerning the transactions contemplated by this Agreement have been answered to the satisfaction of the Subscriber and its representatives. The Subscriber can fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Stock. No representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this Agreement, the Subscriber is not relying on any information, other than that which is contained in the Reports and the results of any independent investigation by the Subscriber.

(b)        Information on Subscriber.    The Subscriber is, and will be at the time of issuance of the Purchased Stock, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, which is attached hereto as Attachment I, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is not a broker-dealer under Section 15 of the Exchange Act or an officer, director or affiliate of the Company. The Subscriber has the authority and is duly and legally qualified to purchase and own the Purchased Stock. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(c)        Purchase of Purchased Stock.    The Subscriber is acquiring the Purchased Stock for its own account, and not as nominee, for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. The Subscriber does not have any contract, undertaking, agreement, understanding or arrangement, directly or indirectly, with any person or entity to distribute, sell, transfer or pledge to such person or entity, or anyone else, all or any part of the Purchased Stock, and the Subscriber has no present plan to enter into any such contract, undertaking, agreement, understanding or arrangement. The Subscriber further agrees to execute and deliver any further investment certificates as counsel to the Company deems necessary or advisable to comply with state or federal securities laws.

(d)         Compliance with Securities Act.    The Subscriber understands and agrees that the Purchased Stock has not been and will not be registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Purchased Stock may not be sold, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the Act and applicable state securities laws with respect thereto or (ii) or an exemption from such registration requirements is available and the Subscriber furnishes to the Company an opinion of counsel of recognized standing in form and substance to such effect. Further, Subscriber understands and acknowledges that Quantum is not obligated to file and has no present intention of filing with the SEC or with any state securities commission any registration statement in respect of resales of the Purchased Stock.

(e)        Common Stock Legend.  The stock certificates for the Purchased Stock shall bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law or any other agreement to which the Company is a party):

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAWS, COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

(f)        Communication of Offer.     The offer to sell the Purchased Stock was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio or the internet, or any other form of general advertising, or solicited or invited to attend a promotional meeting or any seminar or meeting by any general solicitation or general advertising.

(i)        Authority; Enforceability.     If the Subscriber is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder, thereunder and under all other agreements entered into by the Subscriber relating hereto and thereto.

(j)        No Governmental Review.      The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchased Stock or the fairness or suitability of the investment in the Purchased Stock nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Stock. The Subscriber understands that neither legal counsel to the Company, the Placement Agent, nor its counsel has independently verified the information concerning the Company included in the Memorandum or herein, all of which has been prepared by the Company, nor has such legal counsel passed upon the adequacy or accuracy of the Memorandum. No independent third party, such as an investment banking firm, the Placement Agent, or other expert in evaluating businesses or securities, has made an evaluation of the economic potential of the Company.

(k)        Certain Trading Activities.      The Subscriber has not directly or indirectly, nor has any person acting at the direction of the Subscriber, engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities) since the earlier to occur of (i) the time the Subscriber was first contacted by the Company or any other person regarding the investment in the Company and (ii) the 30 th day prior to the date of this Agreement. The Subscriber covenants that neither it nor any Person acting at the direction of the Subscriber will engage in any transactions in the securities of the Company (including short sales) after the date hereof and prior to the date that the transactions contemplated by this Agreement are publicly disclosed.

4.        Company Representations and Warranties.    The Company represents and warrants to and agrees with the Subscriber that:

(a)        Due Incorporation.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in California.

(b)        Outstanding Stock.    All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(c)        Authority; Enforceability.    This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)        Consents.    No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Stock, other than the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, applicable Blue Sky filings, or otherwise as may be required by Nasdaq. The Transaction Documents and the Company’s performance of its obligations thereunder have been approved by the Company’s board of directors.

(e)        No Violation or Conflict.  Neither the issuance and sale of the Purchased Stock nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will violate, conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty or regulation applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or (C) the terms of any material bond, debenture, note or other evidence of indebtedness, agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(f)        The Purchased Stock. The Purchased Stock upon issuance:

(i)          will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer, set forth herein, under the 1933 Act and any applicable state securities laws;

(ii)         have been, or will be, duly and validly authorized, fully paid and nonassessable;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)        will not subject the holders thereof to personal liability by reason of being such holders; and

(v)         will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(g)        Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(h)        No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Purchased Stock.

5.        Securities Law Disclosures. The Company may in its sole discretion, following the Closing Date, (i) issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing the transactions contemplated hereby and (ii) make such other disclosures, filings and notices in the manner and time required by the Commission, any state securities commission, any national securities exchange or Nasdaq.

6.        Covenants of Subscriber Not to Short Stock. The Subscriber and its affiliates and assigns agree not to make any short sale of, or grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a short sale, the Purchased Stock until one-hundred eighty (180) days following the issuance of the Purchased Stock.

7.         Miscellaneous.

(a)        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), (b) the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Quantum Fuel Systems Technologies Worldwide, Inc., 17872 Cartwright Road, Irvine, CA 92614, Attn: Chief Financial Officer, telecopier: (949) 474-3086, and (ii) if to the Subscriber, to: Blue Ridge Consulting, LLC, 50 Blue Ridge Drive, Simsbury, CT 06089, Attn: Gary Brandt, telecopier: (860) 217-1704, and e-mail: gary.brandt@yahoo.com.

(b)        Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

(c)        Counterparts/Execution.    This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)        Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state of California. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)        Specific Enforcement, Consent to Jurisdiction.  The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 10(d) hereof, each of the Company, the Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in California of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

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The Company and Subscriber have entered into this Agreement on the date first written above.

Quantum Fuel Systems Technologies
Worldwide, Inc.	Blue Ridge Consulting, LLC

By:/s/ W. Brian Olson	By:Gary Brandt
W. Brian Olson	Gary Brandt
Its: Chief Financial Officer	Its: President and Chief Executive Officer

ATTACHMENT 1

Rule 501.	Definitions and Terms Used in Regulation D under the Act.

(CIRCLE THE APPLICABLE CATEGORY)

As used in Regulation D, the term “accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)        Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)        Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)        Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)        Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)        Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)        Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)        Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)        Any entity in which all of the equity owners are accredited investors.